UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO	63127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2011, the Board of Directors of Panera Bread Company (the “Company”) appointed Jeffrey W. Kip, the Company’s Chief Financial Officer, Executive Vice President of the Company. In connection with his appointment, Mr. Kip’s annual base salary was increased from $360,500 to $412,000. Mr. Kip also is eligible for annual grants under the Company’s 2005 Long Term Incentive Program, a sub-plan under the Company’s 2006 Stock Incentive Plan (“LTIP”), equal to 125% of his base salary, which shall include a Performance Award equal to 62.5% of his base salary, a Choice Award equal to 31.25% of his base salary, and a Restricted Stock Award equal to 31.25% of his base salary. All such LTIP awards shall be granted pursuant to the terms and conditions described in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 18, 2011. In addition, Mr. Kip’s annual incentive bonus goal target was set at 50% of his base salary (which, along with his Performance Award, shall be calculated on a pro rata basis for 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

	By:	/s/ William W. Moreton

Date: August 15, 2011		Name: William W. Moreton Title: President, Chief Executive Officer